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                                                                     EXHIBIT 8.1

                         [VENTURE LAW GROUP LETTERHEAD]

                                  June 8, 1999

Yahoo! Inc.
3420 Central Expressway
Santa Clara, CA 95051

Ladies and Gentlemen:

    We have acted as counsel for Yahoo! Inc., a Delaware corporation ("Parent"), in connection with the preparation and execution of the Agreement and Plan of Merger dated as of March 31, 1999, by and among Parent, Alamo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and broadcast.com inc., a Delaware corporation (the "Company"). Pursuant to the Agreement, Merger Sub will merge with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of Parent. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

    You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon (without any independent investigation) the facts, statements, descriptions and representations set forth in the Agreement (including Exhibits), the registration statement on Form S-4 filed with the Securities and Exchange Commission (which includes a proxy statement-prospectus relating to the Merger) (the "Registration Statement"), and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon (without any independent investigation) representations made in certain certificates of officers of Parent, Merger Sub and the Company, respectively (the "Officers' Certificates") to be delivered at closing.

    In connection with rendering this opinion, we have obtained representations and are relying thereon (without any independent investigation or review thereof) that:

        1. Neither Parent nor a person related to Parent (within the meaning of Treas. Reg. Section 1.368-1(e)(3)) will redeem or acquire any of the Parent Common Stock issued in the transaction or acquire any Company Stock prior to the transaction, other than Company Common Stock previously acquired by Parent (which represents less than 5% of the outstanding Company Common Stock) possible repurchases of unvested stock of employees, directors and consultants in connection with termination of such employees, directors and consultants, and other than pursuant to Parent's previously adopted share repurchase plan.

        2. Following the Merger, the Company will hold at least 90 percent of the fair market value of its and Merger Sub's net assets, and at least 70 percent of the fair market value of its and Merger Sub's gross assets (or if Parent liquidates the Company pursuant to the plan or reorganization, Parent will acquire at least 90 percent of the fair market value of the net assets and 70 percent of the fair market value of the gross assets of the Company held immediately prior to the Merger) such that the Company or Parent, as the case may be, will hold substantially all of the Company's and Merger Sub's assets within the meaning of Section 368(a)(2)(E)(i) of the Code and the Treasury regulations promulgated thereunder and will continue the Company's historic business or use a significant portion of its historic business assets in a business.
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Yahoo! Inc.
June 8, 1999
Page 2

        3. None of the Company, Parent, or Merger Sub is, or will be at the time of the Merger, an investment company as defined in Section 368(a)(2)(F) of the Code.

    In addition, in connection with rendering this opinion, we have also assumed (without any independent investigation) that:

        1. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be reorganization expenses within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

        2. At all relevant times prior to and including the Effective Time, (i) no outstanding indebtedness of the Company, Parent, or Merger Sub has or will represent equity for tax purposes; (ii) no outstanding equity of the Company, Parent, or Merger Sub has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire the Company's capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of
    Section 368(c) of the Code.

        3. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

        4. Any representation or statement referred to above made "to the knowledge of," "to the best of the knowledge" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement.

        5. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and will continue to be true and correct in all material respects as of the Effective Time and all other relevant times, and no actions have been (or will be) taken which are inconsistent with such representations.

        6. The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below.

        7. The Merger will be consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the applicable state laws.

        8. An opinion of counsel, substantially identical in substance to this opinion, has been delivered to the Company from Gibson, Dunn & Crutcher LLP, and will not be withdrawn prior to the Effective Date.

    Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Officers' Certificates are true and correct as of the Effective Time, the disclosure of the material
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Yahoo! Inc.
June 8, 1999
Page 3

federal income tax consequences of the Merger to Company shareholders in the Registration Statement under the heading "Material Federal Income Tax Considerations" is correct in all material respects, subject to the limitations set forth therein.

    This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regu-lations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

    This opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

    No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

    We consent to the use of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement under the heading "Material Federal Income Tax Consequences" therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the S-4 Registration Statement and the references to the opinion and our firm therein are not intended to create liability under applicable state law to any person other than Parent and Merger Sub, our clients.

                                          Very truly yours,
                                          VENTURE LAW GROUP
                                          A Professional Corporation
                                          /s/ VENTURE LAW GROUP